SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2006

Reckson Associates Realty Corp.
and
Reckson Operating Partnership, L.P.
(Exact Name of Registrant as Specified in its Charter)

Reckson Associates Realty Corp. –		Reckson Associates Realty Corp. –
Maryland		11-3233650
Reckson Operating Partnership, L.P. –		Reckson Operating Partnership, L.P. –
Delaware	1-13762	11-3233647
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	Number)

625 Reckson Plaza
Uniondale, New York 11556
(Address of principal executive offices)

516-506-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

     In connection with Reckson Associates Realty Corp.'s pending merger agreement with SL Green Realty Corp., on December 15, 2006, Scott Rechler entered into a letter agreement to amend certain sections of the amendment to his existing Employment and Noncompetition Agreement and Severance Agreement (the "Amendment"). Pursuant to the Amendment, Mr. Rechler agreed to waive his right to receive $24,962,267 in severance, provided that Reckson's pending merger with SL Green is consummated, a previously announced dividend of an aggregate of approximately $25 million representing approximately $0.29 in cash per share and unit is paid by Reckson immediately prior to the consummation of the pending merger with SL Green and the transactions contemplated by the letter agreements between SL Green and Mr. Rechler (among others) and the related asset purchase agreements are consummated. A copy of the Amendment is attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated December 15, 2006, by and between Reckson Associates
Realty Corp. and Scott Rechler

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

RECKSON ASSOCIATES REALTY
CORP.

By: /s/ Michael Maturo

Name:	Michael Maturo
Title:	President, Chief Financial
Officer and Treasurer

RECKSON OPERATING
PARTNERSHIP, L.P.

By: Reckson Associates Realty Corp., its
General Partner

By: /s/ Michael Maturo

Name:	Michael Maturo
Title:	President, Chief Financial
Officer and Treasurer

Date: December 15, 2006

EXHIBIT INDEX

Exhibit	Description
Number

10.1	Letter Agreement, dated December 15, 2006, by and between Reckson Associates Realty Corp.
and Scott Rechler